Exhibit 10.4

WARRANT ASSUMPTION AGREEMENT

Pursuant to and in accordance with the terms and provisions of Section 2.6 of that certain Plan of Reorganization (the "Reorganization Plan") dated April 23, 2003, between Alliance Bancshares, Inc. ("Bancshares") and Alliance National Bank ("the Bank"), the Warrant Agreement of the undersigned warrant holder from the Bank (the "Bank Warrant"), a copy of which is attached hereto as Schedule 2, is hereby assumed by Bancshares in accordance with the terms of the Reorganization Plan and the Bank Warrant. As provided in the Reorganization Plan, from and after the time that the Reorganization is consummated, (i) the Bank Warrant assumed by Bancshares may be exercised solely for Bancshares $.10 par value common stock (hereinafter "Bancshares Stock"), (ii) the number of shares of Bancshares Stock subject to the Bank Warrant shall be equal to the same number of shares of Bank Stock subject to such Bank Warrant immediately prior to the time of consummation of the Reorganization, and (iii) the per share exercise price under the Bank Warrant after this assumption shall be equal to the exercise price of such Bank Warrant immediately prior to the time of the consummation of the Reorganization.

The undersigned holder of the Bank Warrant acknowledges and agrees that the number of shares of Bancshares Stock subject to the Bank Warrant of such holder assumed hereunder and the per share exercise price applicable thereto are as set forth on Schedule 1 hereto.

Dated effective as of the 31st day of December, 2003.

ALLIANCE BANCSHARES, INC. By:_______________________________ Charles Y. Allgood Vice Chairman and Chief Executive Officer
____________________________(SEAL)Warrant Holder

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SCHEDULE 1

TO

WARRANT ASSUMPTION AGREEMENT

Number of warrant shares of Alliance Bancshares, Inc. common stock: ______________________________________
Exercise price under the Warrant: ______________________________________

_________________________ Initials for Alliance Bancshares	______________________ Initials of Warrant Holder

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SCHEDULE 2

TO

WARRANT ASSUMPTION AGREEMENT

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WARRANT AGREEMENT

THIS AGREEMENT is made and entered into as of this         day of ___________,           , by and between ALLIANCE NATIONAL BANK, a national banking association (the Bank"), and ("Warrant Holder").

WITNESSETH

WHEREAS, Warrant Holder has served as an organizer in the formation of the Bank; and

WHEREAS, Warrant Holder has purchased shares of the Bank's common stock, $1.00 value (the "Common Stock"), at a price of $10.00 per share; and

WHEREAS, Warrant Holder will provide services to the Bank as a director of the Bank; and

WHEREAS, the Bank, in recognition of the financial risk undertaken by Warrant Holder in organizing the Bank, desires to provide Warrant Holder with the right to acquire no more than the same number of shares of the Bank's Common Stock as Warrant Holder purchased in the Bank's initial offering of Common Stock.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Grant of Warrant. Subject to the terms, restrictions, limitations and conditions stated herein, the Bank hereby grants to Warrant Holder a warrant (the "Warrant") to purchase all or any part of an aggregate of ______________ (______) shares of the Common Stock, subject to adjustment in accordance with Section 7 hereof.

2. Term.

      The term for the exercise of the Warrant begins at 9:00 a.m., Eastern Time, on the first anniversary of the date that the Bank first issues its common stock (the "Issue
      Date") and ends at 5:00 p.m., Eastern Time, on the earlier of the tenth anniversary of the
      Issue Date or 90 days after Warrant Holder ceases to serve as a director of the Bank (the
      "Expiration Time"). The Warrant will vest at the rate of 1/3 per year beginning on the first anniversary of the Issue Date. On each subsequent anniversary of the Issue Date, an additional 1/3 of the Warrant shall vest. The vested portion of the Warrant may be exercised in whole, or from time to time in part, at any time prior to the Expiration Time.
      Notwithstanding any other provision of this Agreement, if the Bank's capital falls below the minimum requirements as determined by the primary federal regulator of the Bank (the "Regulator"), the Regulator may direct the Bank to require the Warrant

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Holder to exercise or forfeit his or her Warrant. The Bank will notify the Warrant Holder within 45 days from the date the Regulator notifies the Bank in writing that the Warrant Holder must exercise or forfeit this Warrant. The Bank will cancel the Warrant if not exercised within 21 days of the Bank's notification to the Warrant Holder. The Bank agrees to comply with any Regulatory request that the Bank invoke its right to require the Warrant Holder to exercise or forfeit his or her Warrant under the circumstances stated above.
    Purchase Price. The price per share to be paid by Warrant Holder for the shares of
    Common Stock subject to this Warrant shall be $10.00, subject to adjustment as set forth in
    Section 6 hereof (such price, as adjusted, hereinafter called the "Purchase Price").
    Exercise of Warrant. The Warrant may be exercised by Warrant Holder by delivery to the Bank, at the address of the Bank set forth under Section 10(a) hereof or such other address as to which the Bank advises Warrant Holder pursuant to Section 10(a) hereof, of the following:

      Written notice of exercise specifying the number of shares of Common Stock with respect to which the Warrant is being exercised; and
      A cashier's or certified check payable to the Bank for the full amount of the aggregate Purchase Price for the number of shares as to which the Warrant is being exercised.

5. Issuance of Shares. Upon receipt of the items set forth in Section 4, and subject to the terms hereof, the Bank shall cause to be delivered to Warrant Holder stock certificates for the number of shares specified in the notice to exercise, such share or shares to be registered under the name of Warrant Holder. Notwithstanding the foregoing, the Bank shall not be required to issue or deliver any certificate for shares of the Common Stock purchased upon exercise of the
Warrant or any portion thereof prior to the fulfillment of the following conditions:

      The admission of such shares for listing on all stock exchanges on which the
      Common Stock is then listed;
      The completion of any registration or other qualification of such shares which the Bank shall deem necessary or advisable under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body;
      The obtaining of any approval or other clearance from any federal or state governmental agency or body, which the Bank shall determine to be necessary or advisable; or
      The lapse of such reasonable period of time following the exercise of the
      Warrant as the Bank from time to time may establish for reasons of administrative convenience.

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The Bank shall have no obligation to obtain the fulfillment of these conditions; provided, however, Warrant Holder shall have one full calendar year after these conditions have been fulfilled to exercise his or her warrants granted herein, notwithstanding any other provision herein,

6. Antidiluiion, Etc.
      If, prior to the Expiration Time, the Bank shall subdivide its outstanding shares of Common Stock into a greater number of shares, or declare and pay a dividend of its Common Stock payable in additional shares of its Common Stock, the Purchase
      Price as then in effect shall be proportionately reduced, and the number of shares of
      Common Stock then subject to exercise under the Warrant (and not previously exercised)
      shall be proportionately increased.
      If, prior to the Expiration Time, the Bank shall combine its outstanding shares of the Common Stock into a smaller number of shares, the Purchase Price, as then in effect, shall be proportionately increased, and the number of shares of Common Stock then subject to exercise under the Warrant (and not previously exercised), shall be proportionately reduced.

7.        Reorganization, Reclassification, Consolidation or Merger. If, prior to the Expiration
Time, there shall be any reorganization or reclassification of the Common Stock (other than a subdivision or combination of shares provided for in Section 6 hereof), or any consolidation or merger of the Bank with another entity, Warrant Holder shall thereafter be entitled to receive, during the term hereof and upon payment of the Purchase Price, the number of shares of stock or other securities or property of the Bank or of the successor entity (or its parent company)
resulting from such consolidation or merger, as the case may be, to which a holder of the
Common Stock, deliverable upon the exercise of this Warrant, would have been entitled upon such reorganization, reclassification, consolidation or merger; and in any case, appropriate adjustment (as determined by the Board of Directors of the Bank in its sole discretion) shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of Warrant Holder to the end that the provisions set forth herein (including the adjustment of the Purchase Price and the number of shares issuable upon the exercise of this
Warrant) shall thereafter be applicable, as near as may reasonably be practicable, in relation to any shares or other property thereafter deliverable upon the exercise hereof.

8.         Notice of Adjustments. Upon any adjustment provided for in Section 6 or Section 7 hereof, the Bank, within thirty (30) days thereafter, shall give written notice thereof to Warrant
Holder at the address set forth under Section 10(a) hereof or such other address as Warrant
Holder may advise the Bank pursuant to Section 10(a) hereof, which notice shall state the
Warrant Price as adjusted and the increased or decreased number of shares purchasable upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation of each.

9.         Transfer and Assignment.

(a) Neither this Warrant nor any rights hereunder are assignable or transferable by Warrant Holder otherwise than by will or under the laws of descent and distribution.

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During Warrant Holder's lifetime, this Warrant is exercisable only by Warrant Holder (or by Warrant Holder's guardian or legal representative, should one be appointed). More particularly, but without limiting the generality of the foregoing, this Warrant may not be assigned, transferred (except as aforesaid), pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of this Warrant shall be null and void and without legal effect.

(b) Shares of Common Stock acquired by exercise of the Warrant granted hereby may not be transferred or sold unless the transfer is exempt from further regulatory approval or otherwise permissible under applicable law, including state and federal securities laws, and will bear a legend to this effect.

10. Miscellaneous.

    All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, telegram or facsimile transmission, or if mailed, by postage prepaid first class mail, on the third business day after mailing, to the following address (or at such other address as a party may notify the other hereunder):
To the Bank:
Alliance National Bank 209 West Cuyler Street Dalton, Georgia 30720 Fax: 706-226-1656 Attention: Charles Y. Allgood President and Chief Executive Officer
To Warrant Holder:
_________________________________________________________________________________

             (b) The Bank covenants that it has reserved and will keep available, solely for the purpose of issue upon the exercise hereof, a sufficient number of shares of Common
Stock to permit the exercise hereof in full.

           (c) No holder of this Warrant, as such, shall be entitled to vote or receive dividends with respect to the shares of Common Stock subject hereto or be deemed to be a shareholder of the Bank for any purpose until such Common Stock has been issued.

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          (d) This Warrant may be amended only by an instrument in writing executed by the party against whom enforcement of amendment is sought.

           (e) This Warrant may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute ens and the same instrument.

           (f) This Warrant shall be governed by and construed and enforced in accordance with the laws of the State of Georgia.

IN WITNESS WHEREOF, the Bank has caused this Warrant to be signed by its duly authorized officers and its corporate seal to be affixed hereto, and Warrant Holder has executed this Warrant under seal, all as of the day and year first above written.

ALLIANCE NATIONAL BANK By:___________________________________ Charles Y. Allgood President and Chief Executive Officer
WARRANT HOLDER: _____________________________(SEAL)

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